Exhibit 10.2

SECOND AMENDMENT TO LEASE AGREEMENT
This Second Amendment to Lease Agreement is effective April 16, 2026, is by and between STEELE AVE LLC, a Michigan limited liability company (“Landlord”), and SHOULDER INNOVATIONS, INC., a Delaware foreign corporation (“Tenant”). This Second Amendment is made with reference to the following facts and circumstances:
A.This Second Amendment to Lease Agreement amends the Lease Agreement dated January 13, 2021, as amended (“Lease”), between the above-named Landlord and Tenant.
B.Landlord is currently building a new facility for Tenant to rent, which is located at 2131 – 64th Street SW, Byron Center, Michigan 49315 (Lot #8 Ventura Office Park) (the "New Facility"), which will be leased to Tenant pursuant to a separate Lease Agreement between Ventura Office Park Lot #8, LLC, as landlord, and Tenant (the "New Facility Lease").
C.The Landlord and Tenant wish to extend the Term of the Lease on a month-to-month basis to allow Tenant to continue occupying the current premises at 1535 Steele Ave SW, Grand Rapids, Michigan 49507 (the "Current Premises") until Tenant takes possession of the New Facility.
It is therefore agreed that the Lease is hereby amended as follows:
1. Extension of Term. Notwithstanding any provision of the Lease to the contrary, the Term of the Lease is hereby extended on a month-to-month basis commencing on the date hereof and continuing until the earlier of (a) thirty (30) days after Tenant takes possession of the New Facility under the New Facility Lease, or (b) the date Tenant delivers written notice to Landlord of Tenant's intent to terminate this Lease (with at least thirty (30) days' prior notice). During such month-to-month extension period, Tenant shall continue to occupy the Current Premises under the same terms and conditions as are contained in the Lease, except as follows: (i) Base Rent shall be adjusted upward by two and 50/100 percent (2.5%) on an annual basis, calculated from the first day of the month following the commencement of this extension period, over the Base Rent amount in effect immediately prior to such adjustment (as if such extension period were a Renewal Period under the Lease) and (ii) Tenant's pro rata share of Operating Expenses shall not be subject to the $2.50 per square foot cap applicable during the Initial Term (as if such extension period were a Renewal Period under the Lease); provided, however, that Tenant will only be responsible for fifty percent (50%) of any increase in Operating Expenses over the Operating Expenses in effect as of the last month of the Initial Term.
2. Return of Security Deposit. Upon expiration or termination of the Lease as provided herein, Landlord shall return Tenant's security deposit in accordance with the terms of the Lease within thirty (30) days following Tenant's surrender of the Current Premises, less any amounts properly applied in accordance with the Lease.
3. Cooperation. Landlord agrees to cooperate with Tenant in connection with Tenant's transition to the New Facility, including without limitation by providing reasonable access to the Current Premises for purposes of moving Tenant's furniture, fixtures, equipment, and personal property; provided, however, that Landlord's obligation to provide such access shall terminate upon the expiration or termination of the Lease as provided in Section 1 above.
4. Ratification. Except as expressly modified by this Second Amendment, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed. In the event of any conflict between the terms of this Second Amendment and the terms of the Lease, the terms of this Second Amendment shall control.
5. Counterparts; Electronic Signatures. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The parties agree that this Second Amendment may be executed and delivered by electronic signature (including signatures transmitted by PDF, DocuSign, or similar electronic signature technology), and that such electronic signatures shall be deemed original signatures for all purposes and shall be binding on the parties.
6. Defined Terms. Capitalized terms used but not defined in this Second Amendment shall have the meanings given to them in the Lease.

IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment to Lease on the day and year first above written.

	STEELE AVE LLC		SHOULDER INNOVATIONS, INC.
	/s/ Jeffrey D. Leeuw		/s/ Matthew Ahearn
By:	Jeffrey D. Leeuw	By:	Matthew Ahearn
Its:	Manager	Its:	Chief Operating Officer